EXHIBIT 3.2

                          MOONEY AEROSPACE GROUP, LTD.

                                    * * * * *
                                   B Y L A W S
                                    * * * * *

                                   ARTICLE I
                                     OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at the principal executive office of the corporation in the City of Long Beach, State of California, or at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1997, shall be held on or before the fifteenth day of August of each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                                       As revised July 22, 2002.

         Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or by the chairman of the board, or by the president, or at the request in writing of stockholders owning at least ten percent of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 6. Written notice of any meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Any notice of stockholders' meeting or report to stockholders shall be deemed to have been given at the time when delivered personally or deposited in the mail (first class, postage pre-paid) or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of the General Corporation Law of Delaware ("DGCL"), executed by the Secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

         Section 7. Upon request in writing, delivered to such officers by any persons entitled to call a meeting of stockholders, it shall be the duty of the chairman of the board, the president, a vice president or the secretary, to cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If such notice shall not be given within twenty (20) days after the date of receipt of such request, the person of persons entitled to call the meeting may give notice of the meeting in the manner provided in Section 8 of
Article II of these Bylaws.

         Section 8. Notice of each annual or special meeting of stockholders shall be given in writing and shall specify the place, the date and the hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted at the meeting, or (2) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the stockholders, but, any proper matter may be presented at the annual meeting for such action.

         Section 9. Notice of a stockholders' meeting or any report to the stockholders shall be given either personally, or by sending a copy thereof through the mail, or by telegram, or by other means of written communication, charges prepaid, to the stockholder's address appearing on the books of the corporation, or given by the stockholder to the corporation for the purposes of notice; or, if no such address appears or is given, notice shall be deemed to have been given if addressed to the stockholder at the place where the principal executive office of the corporation is located or if published at least once in a newspaper having general circulation in the county in which the principal executive office is located. If any notice or report addressed to the stockholder at the address of such stockholder appearing on the books of the

                                                       As revised July 22, 2002.

corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other stockholders.

         Section 10. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Whenever under the DGCL, shares are disqualified from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act upon that matter. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 12. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 13. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                                       As revised July 22, 2002.

         Section 14. The stockholders shall have the power by a vote of the holders of shares at any regular meeting or special meeting expressly called for that purpose, to remove any director from office with or without cause. Such meeting shall be held at any place prescribed by law or at any other place which may be permissible under law, and which is designated in the notice of the special meeting.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Each director shall be a natural person who is at least twenty-one years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware unless required by law or the Certificate of Incorporation.

         Section 2. The number of directors which shall constitute the whole board shall be not less than five (5) nor more than nine (9). The current number of directors shall be set at seven (7). Within the limits above specified, the future number of directors shall be determined by resolution of the board of directors or by a majority of the outstanding shares of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 3. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for effectiveness of such resignation. If a resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 4. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 5. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                                                       As revised July 22, 2002.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 2. Immediately following each annual meeting of the stockholders, the newly elected board of directors shall hold a regular meeting at the place where said annual meeting has been held or at such other place as shall be fixed by the board of directors. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed by the board of directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special meetings of the board may be called by the president on five (5) days' notice delivered by mail or 24 hours' notice delivered personally, by email, telephone or by facsimile telecommunication. All Jewish holidays and the Jewish Sabbath shall be excluded from the notice period and the setting of Board meetings during those times is prohibited. Special meetings shall be called by the chairman of the board or president, or by the president or secretary, in like manner and in like notice on the written request of any two directors.

         Section 5. Notice of a meeting need not be given to any director who signs a written waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No director who so protests shall be considered present at any such meeting. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if, either before or after the meeting, each of the directors not present (including each director who protested lack of notice) signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 6. At all meetings a majority of the board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, if the meeting is adjourned for more than two days, at least two (2) days' notice by mail or 24 hours' notice delivered personally or by telephone, facsimile telecommunication or email, stating the time and place at which the

                                                       As revised July 22, 2002.

meeting will reconvene, shall be given to each director who was not present at the time of the adjournment.

         Section 7. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 8. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE V
                             COMMITTEES OF DIRECTORS

         Section 1. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and

                                                       As revised July 22, 2002.

merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 2. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE VII
                              REMOVAL OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE VIII
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication, telephonically or by email.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                       As revised July 22, 2002.

                                   ARTICLE IX
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board or a president, or both, a secretary and a chief financial officer. The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant financial officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board or a president, or both, a secretary and a chief financial officer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors, but this power may, unless prohibited by law, be delegated by the board to the chairman of the board (if any) or to the president (except as to their own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the corporation, may be fixed, increased or decreased by the board of directors or a committee thereof, but until action is taken with respect thereto by the board of directors or a committee thereof, the same may be fixed, increased or decreased by the chairman of the board, the president or by such other officer or officers as may be empowered by the board of directors or a committee thereof to do.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

                                   ARTICLE X
                              CHAIRMAN OF THE BOARD

         The chairman of the board, if there be such officer, shall, if present, preside at all meetings of the board of directors and shall exercise and perform such other powers and duties as may be assigned from time to time to the chairman of the board by the board of directors. Whenever there is no president of the corporation, the chairman of the board shall have the powers and duties of the president.

                                                       As revised July 22, 2002.

                                   ARTICLE XI
                                  THE PRESIDENT

         Section 1. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the stockholders and, provided the president is also a director, in the absence of the chairman of the board, if there be such an officer, the president shall preside at all meetings of the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 2. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 3. The president, when authorized to do so by the board, may execute powers of attorney form, for, and in the name of the corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the corporation.

         Section 4. The president shall, unless the board otherwise provides, be ex officio a member of all standing committees. The president shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or form time to time by the board of directors, and the board may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

                                  ARTICLE XII
                               THE VICE-PRESIDENTS

         In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE XIII
                      THE SECRETARY AND ASSISTANT SECRETARY

Section 1. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.

He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 2. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE XIV
            CHIEF FINANCIAL OFFICER AND ASSISTANT FINANCIAL OFFICERS

         Section 1. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 2. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 3. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 4. The assistant financial officer, or if there shall be more than one, the assistant financial officers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                                       As revised July 22, 2002.

                                   ARTICLE XV
                                ADDITIONAL DUTIES

         In addition to the foregoing powers and duties specifically prescribed for the respective officers, the board of directors may from time to time impose or confer upon any of the officers such additional duties and powers as the board of directors may see fit, and the board of directors may from time to time impose or confer any or all of the foregoing duties and powers specifically prescribed for any officer upon any other officer or officers.

                                  ARTICLE XVI
                             CERTIFICATES FOR SHARES

         Section 1. The corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.

         Section 2. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered in the stock books of the corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the chairman of the board (if any) or the president or a vice president, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

                                  ARTICLE XVII
                                LOST CERTIFICATES

         In case of the loss or destruction of any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the president and secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the corporation being fully indemnified therefor. Either of such officer may request the posting of an indemnity bond in favor of the corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate certificate.

                                                       As revised July 22, 2002.

                                 ARTICLE XVIII
                                TRANSFER OF STOCK

         Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the secretary (or other person appointed and empowered by the board to do so) or of a transfer agent or clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable; but until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation (or other person appointed and empowered by the board) shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board, and the secretary or other person shall perform all of the duties thereof.

                                  ARTICLE XIX
                               FIXING RECORD DATE

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting. If the board of directors does not set a record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is twenty days previous to the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the stockholders of record at the time the meeting is convened, only the stockholders who are stockholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

                                   ARTICLE XX
                            FRACTIONAL SHARE INTEREST

         The corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the board of directors, may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for

                                                       As revised July 22, 2002.

a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the board of directors) entitle the holder to all of the rights of a stockholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the board of directors may deem advisable.

                                  ARTICLE XXI
                             REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE XXII
                                 INDEMNIFICATION

         Section 1. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, personal representatives, or estate of such person) shall be indemnified by the corporation as a matter of right to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person (other than in an action by or in right of the corporation) in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful.

         Section 2. The corporation shall also indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is nor was a director or officer of the corporation or, if serving at the request of the corporation, as

                                                       As revised July 22, 2002.

a director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Section 3. The indemnification provided by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under any other by-law provision or under any agreement, vote or stockholders or disinterested directors or otherwise, and shall not limit in any way right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

         Section 4. Any indemnification provided by this Article (unless ordered by a Court) shall be made by the corporation only upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made: (1) by the board of directors upon a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or even if so obtainable, a majority of directors who were not parties to such action, suit or proceeding so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

         Section 5. Expenses incurred by an officer or director of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner set forth in the immediately preceding paragraph, upon receipt of a written promise by or on behalf of the director or officer to repay such amount in the event it shall ultimately be determined that he is not entitled to be indemnified by the corporation under the provisions of this Article.

         Section 6. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or, if serving at the request of the corporation, who is or was serving as a director or officer of another corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 7. No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other corporation which he serves as a director or officer at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or of such other corporation, which he had no reasonable grounds to disbelieve.

                                                       As revised July 22, 2002.

         Section 8. To the extent that the foregoing provisions concerning indemnification and liability conflict with any provisions of the Certificate of Incorporation, the said Certificate shall control.

                                 ARTICLE XXIII
                          GENERAL PROVISIONS; DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE XXIV
                             EXECUTION OF CONTRACTS

         Section 1. The board of directors, except as in these bylaws otherwise provided, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be generally, or confined to specific instances. Unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or in any amount; provided, however, that nothing contained in this section 3 shall be construed to prevent any officer of the corporation from performing his regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article V of these Bylaws.

         Section 2. All shares of any other corporation standing in the name of this corporation shall be voted, represented, and all rights incidental thereto exercised as directed by written consent or resolution of the board of directors expressly referring thereto. In general, such rights shall be delegated by the board of directors, under express instructions from time to time as to such exercise thereof, the president, or any vice president, and the secretary or any assistant secretary of this corporation, or any other person expressly appointed by the board of directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy, or power of attorney, duly executed by such officers.

                                                       As revised July 22, 2002.

                                  ARTICLE XXV
                         TRANSFER AGENTS AND REGISTRARS

         Section 1. The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

                                  ARTICLE XXVI
                                ANNUAL STATEMENT

         The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                 ARTICLE XXVII
                                     CHECKS

         All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                 ARTICLE XXVIII
                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE XXIX
                                      SEAL

         The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXX
                     FIXING OF CAPITAL, TRANSFER OF SURPLUS

         Except as may be specifically otherwise provided in the Articles of Incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

                                                       As revised July 22, 2002.

         1. The determination of what part of the consideration received for shares of the corporation shall be capital;

         2.       Increasing capital;

         3.       Transferring surplus to capital;

         4. The consideration to be received by the corporation for its shares; and

         5.       All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its stockholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

                                  ARTICLE XXXI
                                   AMENDMENTS

         These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                                                       As revised July 22, 2002.